SCHEDULE 14A

(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to ☐ 240.14a-11(c) or ☐ 240.14a-12

MERIX CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6.	Amount Previously Paid:

7.	Form, Schedule or Registration Statement No.:

8.	Filing Party:

9.	Date Filed:

MERIX CORPORATION

Notice of Annual Meeting of Shareholders

To Be Held on September 30, 2003

To the Shareholders of Merix Corporation:

The Annual Meeting of Shareholders of Merix Corporation will be held on Tuesday, September 30, 2003, at 9:00 a.m., Pacific Daylight Time, at its principal executive offices located at 1521 Poplar Lane, Forest Grove, Oregon 97116, for the following purposes, as more fully described in the accompanying Proxy Statement:

1.    To elect eight directors to serve for the ensuing year and until their successors are elected.

2.    To transact any other business that may properly come before the meeting or any adjournment of the meeting.

Please date and sign the enclosed proxy and return it in the postage prepaid envelope enclosed for that purpose. You may attend the meeting in person even though you have sent in your proxy.

By Order of the Board of Directors,

/s/ Janie S. Brown

Janie S. Brown, Senior Vice President, Chief Financial Officer Treasurer and Secretary

Forest Grove, Oregon

August 20, 2003

MERIX CORPORATION

1521 Poplar Lane, Forest Grove, Oregon 97116

PROXY STATEMENT

For Annual Meeting of Shareholders

To Be Held on September 30, 2003

General

The enclosed proxy is solicited on behalf of the Board of Directors of Merix Corporation, an Oregon corporation (“Merix” or the “Company”), for use at the Annual Meeting of Shareholders to be held on Tuesday, September 30, 2003 at 9:00 a.m., Pacific Daylight Time, and at any adjournment or adjournments thereof. Merix will hold the annual meeting at its principal executive offices located at 1521 Poplar Lane, Forest Grove, Oregon 97116. The approximate date this proxy statement and accompanying proxy card are first being sent to shareholders is August 20, 2003.

Record Date and Outstanding Shares; Voting

The Common Stock is the only outstanding voting security of the Company. The record date for determining holders of Common Stock entitled to vote at the annual meeting is August 12, 2003. On that date, there were 14,732,246 shares of Common Stock outstanding.

Quorum and Voting

Holders of shares of our Common Stock are entitled to one vote per share. The Common Stock does not have cumulative voting rights. Directors are elected by a plurality of the votes cast by the holders of shares entitled to vote if a quorum is present at the meeting. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the meeting, but are not counted for any purposes in determining whether a proposal is approved and have no effect on the determination of whether a plurality exists with respect to a given nominee.

Solicitation of Proxies

Merix will bear the cost of preparing and mailing the proxy, proxy statement and any other material furnished to the shareholders by the Company in connection with the annual meeting. Proxies will be solicited by the use of the mails. Officers, employees and other representatives and agents of the Company may also solicit proxies by telephone or personal contact. The Company will bear the costs of solicitation. Copies of solicitation materials will be furnished to fiduciaries, custodians and brokerage houses for forwarding to beneficial owners of the stock held in their names.

Revocability of Proxies

Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date. The proxy may also be revoked by affirmatively electing to vote in person while in attendance at the meeting. However, a shareholder who attends the meeting need not vote in person, unless so desired. The shares represented by each proxy will be voted in accordance with the instructions specified in the proxy, if given. If a signed proxy is returned without instructions, it will be voted for the directors and in accordance with this proxy statement on any other business that may properly come before the meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows Common Stock ownership on August 12, 2003, except as otherwise noted, by (i) each person who, to the knowledge of the Company, beneficially owned more than 5% of the Common Stock on that date, (ii) each of the current executive officers named in the Summary Compensation Table below, (iii) each of the current directors and (iv) all current executive officers and directors of the Company as a group:

Name and Address of Beneficial Owner	Amount and Nature of Ownership		Percent of Class
Bricoleur Capital Management LLC 12230 El Camino Real, Suite 100 San Diego, CA 92130	1,963,010	(1)	13.4%

FMR Corp. 82 Devonshire Street Boston, MA 02109	1,876,161	(2)	13.0%

Franklin Resources, Inc. One Franklin Parkway San Mateo, CA 94403	1,209,494	(3)	8.4%

Dalton, Greiner, Hartman, Maher & Co. 565 Fifth Ave., Suite 2101 New York, NY 10017	1,066,982	(4)	7.4%

Barclays Global Investors, NA 45 Fremont St., 17th Floor San Francisco, CA 94105	944,550	(5)	6.5%

Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, 11th floor Santa Monica, CA 90401	879,375	(6)	6.1%

Wellington Management Company, LLP 75 State Street Boston, MA 02109	876,800	(7)	6.1%

A I M Management Group, Inc. 11 Greenway Plaza, Suite 100 Houston, TX 77046	875,000	(8)	6.0%

Tektronix, Inc. 14200 SW Karl Braun Drive Beaverton, OR 97077-0001	759,750	(9)	5.2%

Mark R. Hollinger	314,907	(10)	2.1%

Anaya K. Vardya	89,253	(11)	*

Carlene M. Ellis	88,125	(12)	*

Daniel T. Olson	86,023	(13)	*

Janie S. Brown	82,515	(14)	*

William C. McCormick	54,875	(15)	*

Robert C. Strandberg	51,675	(16)	*

William W. Lattin	28,750	(17)	*

George H. Kerckhove	17,250	(18)	*

Donald D. Jobe	5,000	(19)	*

Kirby A. Dyess	5,000	(20)	*

All executive officers and directors as a group (11 people)	823,373	(21)	5.6%

*	less than one percent

(1)	Based on a Schedule 13G filed with the Securities and Exchange Commission on April 16, 2003.

(2)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2003.

(3)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2003.

(4)	Based on a Schedule 13G filed with the Securities and Exchange Commission on January 27, 2003.

(5)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 10, 2003.

(6)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 3, 2003.

(7)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2003.

(8)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 10, 2003.

(9)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2003.

(10)	Includes options to purchase 268,359 shares and 9,909 shares held in trust for Mr. Hollinger’s minor children.

(11)	Includes options to purchase 81,869 shares.

(12)	Includes options to purchase 76,875 shares.

(13)	Includes options to purchase 80,993 shares.

(14)	Includes options to purchase 61,356 shares and 2,500 shares owned by Ms. Brown’s spouse, as to which Ms. Brown disclaims beneficial ownership.

(15)	Includes options to purchase 46,875 shares.

(16)	Includes options to purchase 46,875 shares.

(17)	Includes options to purchase 28,750 shares.

(18)	Includes options to purchase 11,250 shares.

(19)	Includes options to purchase 5,000 shares.

(20)	Includes options to purchase 5,000 shares.

(21)	Includes options to purchase 713,202 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and persons who own more than 10% of the Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Specific due dates for such reports have been established. SEC regulations require persons subject to Section 16(a) reporting requirements to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of the copies of such reports received by the Company and on written representations that no other reports are required, the Company believes that during its fiscal year ended May 31, 2003, all reports required under Section 16(a) were timely filed, except as follows:

Mr. Hollinger, Chairman, Chief Executive Officer and President, failed to timely file a report on Form 5, Annual Statement of Changes in Beneficial Ownership of Securities, for May 25, 2002, to timely report one transaction;

Mr. Kerckhove, a member of the Company’s Board of Directors, filed an amended report on Form 4, Statement of Changes in Beneficial Ownership of Securities, for June 2002, to report one transaction; and

Mr. McCormick, a member of the Company’s Board of Directors, failed to timely file a report on Form 4, Statement of Changes in Beneficial Ownership of Securities, for July 2001, to timely report one transaction.

1.    ELECTION OF DIRECTORS

Eight directors will be elected at the annual meeting to serve until the next annual meeting of shareholders and until their respective successors are elected. The proxies will be voted with respect to the election of the nominees in accordance with the instructions specified in the proxy form. If no instructions are given, proxies will be voted for the election of the nominees. If any of the nominees is unavailable, the number of directors constituting the Board of Directors may be reduced prior to the meeting or the proxies may be voted for such other candidate or candidates as may be nominated by the Board of Directors, in accordance with the authority conferred in the proxy. The nominees for director are listed below, together with information about each of them.

Name, Principal Occupation and Directorships	Age	Merix Director Since

Kirby A. Dyess

Ms. Dyess has served as a Director of Merix since September 2002. Ms. Dyess served as Vice President of Intel Corporation and Director of Operations for Intel Capital from April 2001 until her retirement in December 2002. She served as Vice President and Director of New Business Development of Intel Corporation from January 1997 to April 2001 and was Corporate Vice President and Director of Human Resource worldwide from 1993 to 1996. Ms. Dyess also serves on the Board of Directors of Menasha Corporation and H2F Media, Incorporated and is a Principal in her own early stage investment firm, Austin Capital Management.

	57	2002

Carlene M. Ellis Ms. Ellis has served as a Director of Merix since May 1994. Ms. Ellis served as Vice President of Education of Intel Corporation from January 1999 until she retired in May 2003. She served as Corporate Vice President and Director of the Information Technology Group of Intel from 1992 to 1998 and was Intel’s Director of Human Resources from 1990 to 1992. She was Vice President of Intel’s Finance and Administration Group from 1988 to 1990. Ms. Ellis also serves on the Board of Directors of Chela Financial.	56	1994

Mark R. Hollinger

Mr. Hollinger was elected to the Board of Directors in May 1999 and has been the Chairman since September 2001. Mr. Hollinger has served as Chief Executive Officer of Merix since September 1999 and as President since May 1999. He joined Merix in September 1997 as Senior Vice President of Operations and served as the Chief Operating Officer from August 1998 to September 1999. Prior to joining Merix, he spent three years as Vice President of Operations at Continental Circuits Corporation. His experience also includes more than a decade at IBM where he served in a variety of manufacturing positions. Mr. Hollinger also serves on the Board of Directors of SimpleTech, Inc.

	45	1999

Donald D. Jobe Mr. Jobe has served as a Director of Merix since December 2001. Mr. Jobe served as President and CEO of Isola Laminate Systems from July 1999 until he retired in October 2001. He served as Vice President and General Manager of Allied Signal Electronic Materials, Asia from October 1994 until June 1999.	60	2001

George H. Kerckhove Mr. Kerckhove has served as a Director of Merix since June 2001. Mr. Kerckhove retired as Vice President of American Standard Companies in May 2000. He served as Chief Financial Officer of American Standard from January 1998 to January 2000 and Vice President and Group Executive for the Plumbing Products Sector in the Americas, Europe and Asia from January 1988 to December 1997. Mr. Kerckhove was a Director of American Standard Companies from 1990 to May 2000 and currently serves on the Board of Directors of Wellspring International.	66	2001

Name, Principal Occupation and Directorships	Age	Merix Director Since

Dr. William W. Lattin

Dr. Lattin has served as a Director of Merix since September 2000. Dr. Lattin retired as Executive Vice President of Synopsys, Inc. in October 1999. Dr. Lattin served as President and Chief Executive Officer of Logic Modeling from 1992 until its acquisition by Synopsys, Inc. in 1994. Dr. Lattin served as the CEO of Logic Automation from 1986 to 1992. Prior to Logic Automation, he worked for Intel Corporation from 1975 to 1986. He also serves on the Board of Directors of FEI Corp., Corrent Corp., ADEXA, Inc., RadiSys Corporation, Tripwire, Inc. and EasyStreet Online Services, Inc. and he is an active consultant with Vitesse Semiconductor.

	62	2000

William C. McCormick Mr. McCormick has served as a Director of Merix since October 1997. Mr. McCormick has served as Chairman of Precision Castparts Corporation since October 1994 and as a consultant to Precision Castparts Corporation since September 2002 when he retired from the position of Chief Executive Officer, which he had held since August 1991.	69	1997

Robert C. Strandberg Mr. Strandberg has served as a Director of Merix since June 1998. Mr. Strandberg serves as Chief Executive Officer of Xytrans, Inc. From April 1997 to August 2000, he served as President and Chief Executive Officer of PSC, Inc. and as its Executive Vice President from November 1996 to April 1997.	46	1998

Board Meetings and Committees

The Board of Directors met five times during the fiscal year ended May 31, 2003. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees of which the director was a member.

The Board of Directors has a standing Audit Committee that consists of Mr. Kerckhove, Dr. Lattin and Mr. McCormick. The Audit Committee met six times during the last fiscal year. Please see the Audit Committee Report for more information about this committee.

The Board of Directors has a standing Human Resources and Compensation Committee. The committee consisted of Ms. Ellis, Mr. Jobe and Mr. Strandberg through September 2002. Ms. Dyess joined the committee in December 2002. The Human Resources and Compensation Committee met five times during the last fiscal year. Please see the Human Resources and Compensation Committee Report for more information about this committee.

The Board of Directors does not have a Nominating Committee.

Shareholders who wish to submit names for consideration as potential directors should do so in writing addressed to Ms. Janie S. Brown, Senior Vice President, Chief Financial Officer, Treasurer and Secretary, Merix Corporation, 1521 Poplar Lane, Forest Grove, Oregon 97116.

Director Compensation

Directors who are not employees of the Company each receive an annual retainer of $6,000 and a fee of $1,000 for attendance at each Board meeting, unless the Board meeting is telephonic, in which case the fee is $500. Directors also receive a fee of $1,000 for each committee meeting attended and the Chair of each committee receives an additional $1,000 fee per meeting. Each non-employee director also receives an automatic option grant of 20,000 shares under the Company’s 1994 Stock Incentive Plan at the time first elected or appointed to the Board of Directors and annual option grants thereafter of 5,000 shares. The options have a 10-year term, are granted at the market price on the date of grant and vest in four equal annual installments beginning one year after the date of grant. All directors are reimbursed for expenses incurred in connection with attending Board and committee meetings.

Compensation Committee Interlocks and Insider Participation

The Human Resources and Compensation Committee is comprised of Ms. Dyess, Ms. Ellis, Mr. Jobe and Mr. Strandberg. Each member is a non-employee director of the Company. No members have ever been officers of the Company.

No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Human Resources and Compensation Committee.

The Board of Directors recommends a vote “FOR” the election of all nominees.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth compensation information for the Chief Executive Officer and certain other current executive officers of the Company.

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Securities Underlying Options (#)	All Other Compensation ($)(1)
Mark R. Hollinger (Chairman, Chief Executive Officer and President)	2003 2002 2001	$306,731 275,000 273,077	$0 0 144,375	110,000 40,000 26,250	$9,476 6,278 8,459

Janie S. Brown (Senior Vice President, Chief Financial Officer, Treasurer and Secretary)	2003 2002 2001	$178,000 161,462 163,920	$0 0 59,000	50,000 28,125 18,000	$9,265 8,362 9,236

Daniel T. Olson (Senior Vice President, Sales and Marketing)	2003 2002 2001	$225,000 220,577 216,923	$0 0 114,750	50,000 26,250 18,000	$4,400 4,140 4,396

Anaya K. Vardya (Senior Vice President, Operations)	2003 2002 2001	$191,344 169,165 152,615	$0 0 58,000	50,000 40,000 28,000	$8,999 7,706 8,126

Gary R. Lenaghan (Former Vice President, Human Resources)	2003 2002	$67,117 97,558	$0 0	12,500 38,750	$193,909 68,173	(3) (2)

(1)	Consists principally of amounts contributed by the Company under its 401(k) Plan unless otherwise indicated.

(2)	Mr. Lenaghan became an executive officer in October 2001. Includes payment of $63,450 pursuant to his employment letter.

(3)	Mr. Lenaghan terminated his employment in October 2002. Includes a severance payment of $189,000 and moving expenses of $1,571.

Stock Option Grants in Last Fiscal Year

The following table provides information regarding stock options granted during the fiscal year ended May 31, 2003, to executive officers named in the Summary Compensation Table:

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
	Number of Shares Underlying Options Granted(1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price per Share		Expiration Date
Name						5%		10%
Mark R. Hollinger	55,000 55,000	4.2% 4.2%	$ $	8.57 8.34	6/27/09 12/19/09	$ $	191,887 186,737	$ $	447,178 435,177
Janie S. Brown	25,000 25,000	1.9% 1.9%	$ $	8.57 8.34	6/27/09 12/19/09	$ $	87,221 84,880	$ $	203,263 197,808
Daniel T. Olson	25,000 25,000	1.9% 1.9%	$ $	8.57 8.34	6/27/09 12/19/09	$ $	87,221 84,880	$ $	203,263 197,808
Anaya K. Vardya	25,000 25,000	1.9% 1.9%	$ $	8.57 8.34	6/27/09 12/19/09	$ $	87,221 84,880	$ $	203,263 197,808
Gary R. Lenaghan(3)	12,500	1.0%		$8.57	6/27/09		$43,611		$101,631

(1)	Under the terms of the option agreements with these executive officers, each of the options is subject to accelerated vesting in the event of a change in control of the Company or the occurrence of certain events indicating an imminent change in control of the Company. Each vested option terminates 12 months after termination of employment as a result of death or disability and 90 days after termination of employment for any other reason. Each unvested option is cancelled upon termination of employment. These options become exercisable in four equal annual installments beginning one year after the date of grant.

(2)	In accordance with rules of the Securities and Exchange Commission, these amounts are the hypothetical gains or “option spreads” that would exist for the options based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term. The hypothetical gains are not intended by Merix to forecast future appreciation, if any, of the price of its Common Stock, and Merix expressly disclaims any representation to that effect.

(3)	Mr. Lenaghan’s option was canceled upon his termination of employment in October 2002.

Aggregated Option Exercises in Fiscal Year and Fiscal Year-End Option Values

The following table indicates the number of shares acquired upon exercise of options during the last fiscal year and the value realized, the number of shares subject to exercisable (vested) and unexercisable (unvested) stock options as of May 31, 2003, and the value of exercisable and unexercisable “in-the-money” options, which represents the positive spread between the exercise price of existing stock options and the price of the Common Stock at May 31, 2003.

			Number of Securities Underlying Unexercised Options at May 31, 2003		Value of Unexercised In-the-Money Options at May 31, 2003(1)
Name	Shares Acquired On Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Mark R. Hollinger	19,250	$74,880	239,059	167,813	$69,915	$12,501
Janie S. Brown	6,100	$17,426	44,325	85,913	$0	$0
Daniel T. Olson	0	$0	70,056	104,194	$0	$0
Anaya K. Vardya	0	$0	67,181	94,507	$3,478	$0
Gary R. Lenaghan (2)	0	$0	0	0	$0	$0

(1)	Calculated based on the May 31, 2003 closing stock price of $5.75 per share.

(2)	Mr. Lenaghan terminated his employment as Vice President, Human Resources in October 2002.

Severance and Change of Control Agreements

The Company has entered into Executive Severance Agreements with Mr. Hollinger, Ms. Brown, Mr. Olson, Mr. Vardya and Mr. Lenaghan pursuant to which the Company has agreed to provide severance benefits upon the Company’s termination of any such executive’s employment without cause. “Cause” is generally defined as (a) willfully and continually failing to perform substantially the executive’s reasonably assigned duties (except a failure resulting from incapacity due to physical or mental illness) after a demand for performance has been made and the manner of nonperformance has been specifically identified, or (b) willfully engaging in illegal conduct materially injurious to the Company. Termination of employment does not include assignment to the executive of different responsibilities consistent with the executive’s area of professional expertise. In the event of a termination of employment without cause, the executive would receive a lump sum payment equal to his or her annual base pay, and would also be entitled to a portion of the benefits under any incentive plan in which the executive participates and certain health insurance and out-placement benefits. If an executive is terminated within 24 months following a change of control of the Company (as defined in the agreement), the executive would receive an additional cash payment so that the total amount equaled two times his or her annual base pay, an additional portion of his or her targeted cash bonus, accelerated vesting of all stock options and bonus stock awards and extension of the option exercise period, and certain life insurance benefits. However, such benefits will not be payable if termination of employment is due to death or voluntary action of the executive other than for good reason (as defined in the agreement), or by the Company for cause or permanent disability. Payment of benefits following a change of control is conditioned on the executive’s agreement to continue his or her employment with the Company or the surviving company (if so requested) for a period of up to six months following the change of control.

Upon termination of Mr. Lenaghan’s employment in October 2002, the Company made a severance payment in the amount of $189,000 to Mr. Lenaghan pursuant to the terms of the Executive Severance Agreement.

HUMAN RESOURCES AND COMPENSATION COMMITTEE

REPORT ON EXECUTIVE COMPENSATION

Human Resources and Compensation Committee

The Human Resources and Compensation Committee of the Board of Directors (the “HRC Committee”) consists of four outside directors. Pursuant to authority delegated by the Board of Directors, the HRC Committee approves compensation of executive officers, including the Chief Executive Officer. The HRC Committee is also responsible for reviewing, approving and making recommendations to the Board of Directors regarding executive compensation and administering the Company’s stock incentive and executive compensation plans. The HRC Committee also provides advice on a broad range of human resources issues, including best practices in the areas of benefits, staffing, succession planning and general compensation.

Executive Compensation Policy

The Board of Directors and the HRC Committee believe that the Company’s executive compensation program should be related to corporate performance. The Company has developed a total compensation strategy that ties a significant portion of executive compensation to the Company’s financial performance. The primary objective of the executive compensation program is to:

•	Attract and retain talented executives;

•	Motivate executives to achieve long term business strategies while achieving near term financial targets; and

•	Align executive performance with Merix’s strategic and tactical goals.

The Company has base pay and annual incentive compensation programs for its executive officers, as well as a 401(k) Plan. These programs are designed to offer compensation that is competitive with compensation offered by companies of similar size and complexity within the electronics and similar industries. The Company designs its compensation programs to be compatible to the 65th-70th percentile of its peer group for total compensation. The HRC Committee uses information from a variety of sources regarding companies in the electronics industry for establishing executive compensation, general compensation structures and Company performance goals.

Base Salaries

Base salaries for the Chief Executive Officer and other executive officers are initially determined by evaluating the responsibilities of the position and the experience of the individual, and by reference to the competitive marketplace for corporate executives. This includes a comparison of base salary and total compensation for comparable positions at other companies.

Annual salary adjustments are considered and determined by evaluating the performance of the Company and each executive officer, including the Chief Executive Officer, and also take into account any new responsibilities.

Management Incentive Plan

Historically, the Company’s executive officers, including the Chief Executive Officer have been eligible to participate in the Company’s Management Incentive Plan, an annual cash incentive compensation plan. At the beginning of each fiscal year, the Board of Directors determines whether to adopt a plan for that year. If the Board adopts a Management Incentive Plan for a fiscal year, the Committee sets performance objectives for payments under the Plan, which are reviewed by the full Board of Directors. The HRC Committee did not adopt a Plan in fiscal 2003.

Stock Options

All employees of the Company, including the Chief Executive Officer and other executive officers, are eligible to receive equity compensation awards under the Company’s 1994 Stock Incentive Plan and the Company’s 2000 Nonqualified Stock Option Plan (the “Plans”). Executive officers and directors may not receive awards under the Company’s 2000 Nonqualified Stock Option Plan for a number of shares totaling more than 25% of the total shares awarded to all participants in any calendar year. The HRC Committee approves equity compensation awards to the Chief Executive Officer and other executive officers. Awards are made based on individual performance and contribution to the Company’s strategic success. The Plans support the link between executives, employees and shareholders and the Company’s long-term business strategies. Option grants made to executive officers for fiscal 2001, 2002 and 2003 are reflected in the Summary Compensation Table.

Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986 limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers in any year after 1993. The Company anticipates that the levels of salary and bonus to be paid by the Company will not generally exceed that limit. Under Section 162(m) regulations, the $1,000,000 cap on deductibility will not apply to compensation received through the exercise of stock options that meet certain requirements. This option exercise compensation is equal to the excess of the market price at the time of exercise over the option price and, unless limited by Section 162(m), is generally deductible by the Company. The Company’s current policy is generally to grant options that meet the deductibility requirements of such regulations.

Human Resources and Compensation Committee

Report on Executive Compensation Submitted By:

Robert C. Strandberg, Chair

Kirby A. Dyess

Carlene M. Ellis

Donald D. Jobe

AUDIT COMMITTEE REPORT

Audit Committee

The Audit Committee consists of three independent directors (as independence is defined by NASD Rule 4200(a)(14)). The Audit Committee appoints, determines funding for, oversees and evaluates the auditor with respect to accounting, internal controls and other matters, and makes other decisions with respect to audit and finance matters. The Audit Committee also pre-approves the retention of the auditors, and the auditor’s fees for all audit and non-audit services provided by the auditor and determines whether the provision of non-audit services is compatible with maintaining the independence of the auditor. All members of the Audit Committee are able to read and understand financial statements and have experience in finance and accounting that provide them with financial sophistication.

Duties and Responsibilities

The Audit Committee operates under a written charter approved by the Board of Directors attached hereto as Appendix A. Pursuant to authority delegated by the Board of Directors and the Audit Committee’s written charter, the Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to:

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the Company’s systems of internal controls regarding finance and accounting as established by management;

•	the independent auditor’s qualifications and independence;

•	the performance by the Company’s independent auditors;

•	the Company’s auditing, accounting and financial reporting processes generally; and

•	compliance with the Company’s ethical standards for senior financial officers and all personnel.

In fulfilling its duties, the Audit Committee maintains free and open communication with the Board, the independent auditors, financial management and all employees.

In connection with these responsibilities, the Audit Committee met with the independent accountants to review and discuss the Company’s audited financial statements. The Audit Committee also discussed with the independent accountants the matters required by the Statement on Auditing Standards No. 61 (Certification of Statements on Auditing Standards), as may be modified or supplemented. The Audit Committee also received from the independent accountants the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with its independent accountants that firm’s independence.

Fiscal 2003 Audit

Based on the reviews and discussions described above, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company’s Annual Report on Form 10-K to be filed with the Securities and Exchange Commission for the year ended May 31, 2003.

Audit Committee Report Submitted By:

William C. McCormick, Chair

George H. Kerckhove

Dr. William W. Lattin

INDEPENDENT AUDITORS

PricewaterhouseCoopers LLP, the Company’s independent auditors, audited the Company’s financial statements for the years ended May 31, 2003 and May 25, 2002 and has been selected to audit the Company’s financial statements for the fiscal year ending May 29, 2004. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting, will have the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

Since July 2002, 100% of services performed by PricewaterhouseCoopers LLP have been approved by the Audit Committee.

Fees billed by PricewaterhouseCoopers LLP in fiscal years 2003 and 2002 were as follows:

Services Rendered	Fees
	FY 2003	FY 2002
Audit Fees(1)	$110,400	$93,600
Audit-Related Fees(2)	$26,000	$26,000
Tax Fees(3)	$83,000	$203,800
All Other Fees(4)	$60,400	$27,050

Total	$279,800	$350,450

(1)	For professional services for auditing the Company’s annual financial statements and reviewing the financial statements included in the Company’s Quarterly Reports on Form 10-Q.

(2)	For audit of the Company’s defined contribution benefit plan, review of accounting treatment related to subordinated debenture financing and for consultation on SEC compliance matters.

(3)	For professional services rendered for tax compliance, tax advice and planning.

(4)	For other professional consultation services.

PERFORMANCE GRAPH

The graph below compares the cumulative total shareholder return on the Company’s Common Stock for the fiscal year ended May 31, 2003 and the preceding four fiscal years with (1) the cumulative total return on the Nasdaq Composite U.S. Index and, (2) an SIC Index that includes organizations in the Company’s Standard Industrial Code Classification (SIC) Code 3672—Printed Circuit Design, which currently consists of 19 organizations (the “Peer Group”).

The comparison below assumes $100.00 was invested on May 29, 1998 in the Company’s Common Stock, in the NASDAQ Market Index and in the Peer Group and assumes reinvestment of dividends, if any. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

Total Shareholder Return

	5/29/98	5/28/99	5/26/00	5/25/01	5/24/02	5/30/03
MERIX CORP	$100.00	$51.61	$240.86	$293.68	$238.71	$74.19
NASDAQ INDEX	$100.00	$141.04	$182.20	$128.26	$95.09	$91.89
PEER GROUP	$100.00	$218.91	$297.72	$292.06	$135.99	$83.66

OTHER MATTERS

Shareholder Proposals for the 2004 Annual Meeting

A shareholder proposal must be received by the Company no later than April 22, 2004 to be considered for inclusion in proxy materials for the Company’s 2004 Annual Meeting of Shareholders.

According to the Company’s bylaws, for business to be properly brought before the 2004 Annual Meeting of Shareholders by a shareholder, a shareholder must give timely notice of the proposed business to the Secretary. To be timely, a shareholder’s notice must be in writing, delivered to or mailed and received at the principal executive offices of the Company not less than 60 days, nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder, to be timely, must be received no earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. For the purposes of the Company’s 2004 annual meeting, such notice, to be timely, must be received by the Company between July 2, 2004 and August 1, 2004.

If the Company receives proper notice of a shareholder proposal pursuant to the Company’s bylaws, and such notice is not received in a reasonable time prior to mailing by the Company of its proxy materials for its 2004 annual meeting, the Company believes that its proxy holders would be allowed to use the discretionary authority granted by the proxy to vote on the proposal at the meeting without including in the proxy statement relating to such meeting any disclosure regarding the proposal or how the Company intends to vote.

Other Business

The Board of Directors does not intend to present any business for action of the shareholders at the annual meeting except the matters referred to in this proxy statement. If any other matters should properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote thereon in accordance with their judgment on such matters.

Householding

If you and others who share your mailing address own Common Stock in street name, meaning through bank or brokerage accounts, you may have received a notice that your household will receive only one annual report and proxy statement. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs. Unless you responded that you did not want to participate in householding, you were deemed to have consented to it, and a single copy of this Proxy Statement and the 2003 Annual Report have been sent to your address. Each shareholder will continue to receive a separate voting instruction form.

To request an individual copy or to revoke your consent to householding and in the future receive your own set of proxy materials, please notify us in writing at: Merix Corporation, 1521 Poplar Lane, Forest Grove, Oregon 97116, Attn: Janie S. Brown. If revoking your consent to householding, please indicate your name, the name of each of your brokerage firms or banks where your shares are held and your account numbers. The revocation of a consent to householding will be effective 30 days following its receipt. You may also have an opportunity to opt in or opt out of householding by following the instructions on your voting instruction form or by contacting your bank or broker.

THE COMPANY’S ANNUAL REPORT TO SHAREHOLDERS ACCOMPANIES THESE MATERIALS. COPIES OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K (INCLUDING FINANCIAL STATEMENTS) FOR THE FISCAL YEAR ENDED MAY 31, 2003 MAY BE OBTAINED FROM THE COMPANY WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY. REQUESTS SHOULD BE DIRECTED TO MS. JANIE S. BROWN, SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER, TREASURER AND SECRETARY, MERIX CORPORATION, 1521 POPLAR LANE, FOREST GROVE, OREGON 97116.

Please sign the accompanying form of proxy and return it promptly in the enclosed stamped return envelope, regardless of whether you expect to be present at the meeting.

By Order of the Board of Directors,

/s/ Janie S. Brown

Janie S. Brown,

Senior Vice President, Chief Financial Officer,

Treasurer and Secretary

August 20, 2003

Appendix A

MERIX CORPORATION

AUDIT COMMITTEE CHARTER

I.    Purpose and Authority

The Audit Committee (the “Committee”) of the Board of Directors of Merix Corporation, (the “Company”) shall assist the Board of Directors (the “Board”) in fulfilling its oversight responsibilities with respect to (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the Company’s systems of internal controls regarding finance and accounting as established by management, (4) the independent auditor’s qualifications and independence, (5) the performance of the Company’s independent auditors and internal audit function (if any), (6) the Company’s auditing, accounting and financial reporting processes generally, and (7) compliance with the Company’s ethical standards for senior financial officers and all Company personnel. To this end, the Committee will maintain free and open communication with the Board, the independent auditors, the Company’s internal auditor (if any), financial management and all employees of the Company.

The Committee shall have all authority necessary to fulfill the duties and responsibilities assigned to the Committee in this Charter or otherwise assigned to it by the Board. As the Committee deems appropriate, it may retain independent counsel, accounting and other professionals to assist the Committee without seeking Board approval with respect to the selection, fees or terms of engagement of any such advisors.

II.    Committee Membership

1.    Composition and Organization

(a)	The Committee shall be composed of three or more directors, as determined by the Board, each of whom shall meet the independence requirements established by the Board, the Nasdaq Stock Market and any other regulations applicable to the Company from time to time, including regulations limiting Committee member compensation.

(b)	The members of the Committee shall be appointed by a majority of independent members of the Board. The Board may remove any member from the Committee at any time with or without cause.

(c)	The Committee when appropriate may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Committee.

(d)	In the absence of a member designated by the Board to serve as chair, the members of the Committee may appoint from among their number a person to preside at their meetings.

2.    Financial Literacy/Expertise

(a)	Each Committee member must, at a minimum, be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement.

(b)	At least one Committee member shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities, and shall be a “financial expert” in accordance with such regulations as may be applicable to the Company from time to time.

3.    Service on Other Public Company Audit Committees

No member of the Committee shall serve on more than two audit committees of publicly traded companies other than the Company at the same time such member serves on this Committee, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on this Committee.

III.    Meetings

The Committee shall establish a meeting calendar annually, which shall include at least four quarterly meetings for the year. The Committee may hold such other meetings as are necessary or appropriate in order for the Committee to fulfill its responsibilities.

The Committee shall meet as required in separate executive sessions with management, the independent auditor and internal audit personnel (if any) to discuss matters that the Committee or the other groups believe warrant Committee attention.

IV.    Duties and Responsibilities

The Committee shall have the following duties and responsibilities, in addition to any duties and responsibilities assigned to the Committee from time to time by the Board.

1.    Engagement of Independent Auditor

(a)	Have the sole authority and responsibility to appoint, determine funding for, oversee and evaluate and, where appropriate, replace the independent auditor with the understanding that the independent auditor shall report directly to the Committee. The Committee shall consult with management, but shall not delegate the responsibilities set forth in this paragraph.

(b)	Pre-approve the retention of the independent auditor for all audit and such non-audit services as the independent auditor is permitted to provide the Company and approve the fees for such services, other than de minimus non-audit services allowed by relevant law. In considering whether to pre-approve any non-audit services, the Committee shall consider whether the provision of such services is compatible with maintaining the independence of the auditor.

(c)	Ensure that the Committee’s approval of any audit services is publicly disclosed pursuant to applicable laws, rules and regulations.

2.    Evaluate Independent Auditor’s Qualifications, Performance and Independence

(a)	At least annually, evaluate the independent auditor’s qualifications, performance and independence, including that of the lead partner. Ensure that the independent auditor’s lead partner and reviewing partner are replaced every five years. Consider, from time to time, whether a rotation of the independent auditing firm would be in the best interests of the Company and its shareholders.

(b)	Review the scope of work including the auditor’s expected reliance upon Company personnel and resolve disagreements between management and the independent auditor.

(c)	At least annually, obtain and review the letter and written disclosures from the independent auditor consistent with Independence Standards Board Standard No. 1, including a formal written statement by the independent auditor delineating all relationships between the auditor and the Company; actively engage in a dialogue with the auditor with respect to that firm’s independence and any disclosed relationships or services that may impact the objectivity and independence of the auditor; and take, or recommend that the Board take, appropriate action to oversee the independence of the outside auditor.

(d)	Discuss with the independent auditor the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61, Communications with Audit Committee, SAS No. 89, Audit Adjustments, and SAS No. 90, Audit Committee Communications, all as amended from time to time, together with any other matters as may be required for public disclosure or otherwise under applicable laws, rules and regulations.

(e)	Review with the independent auditor any audit problems or difficulties or significant issues encountered in the course of the audit work, including any restrictions on the scope of activities, access to required information, significant disagreements with management or the adequacy of internal controls and management’s response.

(f)	Set clear policies for the Company’s hiring of employees or former employees of the independent auditor who were engaged on the Company’s account, and ensure that such policies comply with any regulations applicable to the Company from time to time

(g)	Present the Committee’s conclusions regarding the performance, qualifications and independence of the independent auditor to the full Board.

3.    Annual Review of Financial Statements and Financial Disclosure

(a)	Prior to its filing, meet with management and the independent auditor to review and discuss the annual audited financial statements, the report of the independent auditor thereon, and the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

(b)	Obtain and review timely reports from management and/or the independent auditor regarding (1) all critical accounting policies and practices used, (2) significant financial reporting issues and judgments, (3) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, and (4) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

(c)	Review changes in regulatory, accounting and auditing standards that may materially affect the Company’s financial reporting practices and consider any off-balance sheet structures

(d)	Review any reports by management regarding the effectiveness of, or any deficiencies in, the design or operation of internal controls and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. Review any report issued by the Company’s independent auditor regarding the Company’s internal controls.

(e)	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management guidelines and policies.

(f)	If so determined by the Committee, recommend to the Board whether the audited financial statements should be included in the Company’s annual report on Form 10-K.

4.    Quarterly Review of Financial Statements and Financial Disclosure

(a)	Prior to its filing, meet with management and the independent auditor to discuss the quarterly financial statements, including proposed significant or new disclosure requirements, any off-balance sheet structures and the adequacy of reserves and estimates.

(b)	Prior to their public release, review and discuss earnings press releases (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP, information), as well as the financial information and earnings guidance provided to analysts and rating agencies.

5.    Internal Audit Function

(a)	Periodically assess the appropriateness of an internal audit function.

(b)	Review the responsibilities, functions and performance of the Company’s internal audit department, including internal audit plans, budget, and the scope and results of internal audits (if any). Review the adequacy of the internal audit personnel including the appointment or replacement of the senior internal audit executive.

(c)	Review and discuss with the independent auditor the responsibilities, budget and staffing of the Company’s internal audit function, if any.

6.    Ethics Compliance and Complaint Procedures

(a)	Develop and monitor compliance with a code of ethics for senior financial officers pursuant to and to the extent required by regulations applicable to the Company from time to time.

(b)	Develop and monitor compliance with a code of conduct for all Company employees, officers and directors pursuant to and to the extent required by regulations applicable to the Company from time to time.

(c)	Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

7.    Other Responsibilities

(a)	Review and approve all related-party transactions, including transactions between the Company and its officers or directors or affiliates of officers or directors.

(b)	Prepare (or cause to be prepared) the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

(c)	At least annually, review the Company’s expense reimbursement policies with respect to executive officers and members of the Board, including a review of perquisites and expense accounts.

(d)	At least annually, review the Company’s electronic data processing facilities, including protections against fraud or misuse.

V.    Reports to the Board

The Committee shall report regularly to the Board any issues that arise with respect to the quality and integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the internal and independent auditors, the performance of the internal audit function and any other significant matters arising from the Committee’s work. The minutes of Committee meetings shall be made available to the Board, if requested.

VI.    Evaluation

The Committee shall review and reassess this Charter at least annually and, if appropriate, propose changes to the Board.

VII.    Limitation of Audit Committee Role

As an oversight body, it is not the responsibility of the Committee to plan or conduct audits or to determine whether the Company’s financial statements are complete and accurate or in accordance with generally accepted accounting principles; rather, this is the responsibility of management and the independent auditors.

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PROXY

MERIX CORPORATION

Proxy Solicited on Behalf of the Board of Directors of

the Company for the Annual Meeting on September 30, 2003

The undersigned hereby appoints Mark R. Hollinger, Dr. William W. Lattin and William C. McCormick, and each of them, proxies with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Shareholders of Merix Corporation on September 30, 2003, and at any adjournment thereof, all shares of the undersigned in Merix Corporation. The proxies are instructed to vote as follows:

(Continued and to be signed on the reverse side)

COMMENTS:

■	14475 ■

ANNUAL MEETING OF SHAREHOLDERS OF

MERIX CORPORATION

September 30, 2003

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

¯ Please detach along perforated line and mail in the envelope provided. ¯

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

The shares represented by this proxy will be voted in accordance with instructions, if given. If no instructions are given, they will be voted for the directors. The proxies may vote in their discretion as to other matters that may come before the meeting.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

☐ FOR ALL NOMINEES	NOMINEES: m Kirby A. Dyess m Carlene M. Ellis
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	m Mark R. Hollinger m Donald D. Jobe
m George H. Kerckhove
☐ FOR ALL EXCEPT (See instructions below)	m Dr. William W. Lattin m William C. McCormick m Robert C. Strandberg
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

			To facilitate meeting arrangements, please check here if you plan to attend the meeting in person.	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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